Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-98859 of Lynch Interactive Corporation on Form S-8 of our report dated April 14, 2004 appearing in this Annual Report on Form 10-K of Lynch Interactive Corporation for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
-------------------------
New York, New York

April 14, 2004